Exhibit 99.1

3D Systems Reports Second Quarter 2017 Financial Results

- Revenue of $159.5 million on increased demand for production systems, software and healthcare solutions

- Revises full year 2017 guidance

ROCK HILL, S.C., Aug. 2, 2017 /PRNewswire/ -- 3D Systems Corporation (NYSE: DDD) announced today its financial results for the second quarter and six months ended June 30, 2017.

For the second quarter of 2017, the company reported revenue growth of 1% to $159.5 million compared to $158.1 million in the second quarter of the previous year. The company reported a second quarter GAAP loss of $0.08 per share compared to a loss of $0.04 per share in the prior year and non-GAAP earnings of $0.08 per share compared to non-GAAP earnings of $0.12 per share in the second quarter of 2016.

Demand from healthcare and industrial customers as well as strength in EMEA was offset by softer sales in APAC and lower revenue from professional printers.

"We are pleased with the growth in production printers, materials, software and healthcare," commented Vyomesh Joshi (VJ), Chief Executive Officer, 3D Systems. "However, we have work to do in the second half of this year to improve our execution across the company and position ourselves well for long term success and profitable growth in 2018 and beyond."

Gross profit margin for the second quarter of 2017 was 50.6% compared to 50.9% in the second quarter of 2016 as cost savings from manufacturing and supply chain improvements continue to support strategic investments and competitive pricing.

For the second quarter of 2017, operating expenses were $87.5 million compared to $84.1 million in the prior year. SG&A expenses decreased less than 1% to $63.1 million and R&D expenses increased 17% over the second quarter of 2016 to $24.4 million, primarily from investments in production solutions including Figure 4, metals and materials.

"We continue to make strategic investments in IT, go to market and innovation. For the remainder of the year, we will also increase our focus on costs, including operating expenses, in support of 2017 and long term," commented John McMullen, Executive Vice President and Chief Financial Officer.

During the quarter, the company used $1.0 million of cash from operations and ended the quarter with $154.0 million of cash on hand.

For the first six months of 2017, revenue increased 2% to $315.9 million compared to $310.7 million in the first six months of 2016. The company reported a GAAP loss of $0.17 per share for the first six months of 2017 compared to a loss of $0.20 per share in the same period of the prior year and reported non-GAAP earnings of $0.14 per share in 2017 compared to non-GAAP earnings of $0.17 per share in the first six months of 2016.

"We are keenly focused on delivering production solutions that provide durability, repeatability, productivity and leadership in total cost of operations. We believe our investments, innovation and improved execution will position us well for the long term and enable us to drive the transition in 3D printing from prototyping to production," concluded Joshi.

Revised Full Year 2017 Guidance
Based on the results and plans for the remainder of the year, management revised full year 2017 guidance. For the full year 2017, management expects revenue growth of 2% to 6% resulting in a revenue range of $643 million to $671 million. Management expects GAAP earnings per share to be a loss of approximately 14 cents per share in 2017 compared to a loss of 35 cents per share in 2016. Management expects non-GAAP earnings per share to be approximately flat for the full year 2017 compared to non-GAAP earnings of 46 cents per share for the full year 2016. Additionally, management expects to generate positive cash flow from operations for the full year 2017.

Q2 2017 Conference Call and Webcast
The company expects to file its Form 10-Q for the quarter ended June 30, 2017 with the Securities and Exchange Commission on August 2, 2017. 3D Systems plans to hold a conference call and simultaneous webcast to discuss these results on Wednesday, August 2, 2017, at 4:30 p.m. Eastern Time.

Date: Wednesday, August 2, 2017
Time: 4:30 p.m. Eastern Time
Listen via Internet: www.3dsystems.com/investor
Participate via telephone:
Within the U.S.: 1-877-407-8291
Outside the U.S.: 1-201-689-8345

The recorded webcast will be available beginning approximately two hours after the live presentation at www.3dsystems.com/investor.

Forward-Looking Statements
Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward looking statements can be identified by terms such as "believes," "belief," "expects," "may," "will," "estimates," "intends," "anticipates" or "plans" or the negative of these terms or other comparable terminology. Forward-looking statements are based upon management's beliefs, assumptions and current expectations and may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements" and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as the date of the statement. 3D Systems undertakes no obligation to update or review any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances or otherwise.

Presentation of Information in This Press Release
To facilitate a better understanding of the impact that strategic acquisitions, non-recurring charges and certain non-cash expenses had on its financial results, the company reported non-GAAP measures excluding the impact of amortization of intangibles, non-cash interest expense, acquisition and severance expenses, stock-based compensation expense, litigation settlements and charges related to strategic decisions and portfolio realignment. A reconciliation of GAAP to non-GAAP results is provided in the accompanying schedule.

About 3D Systems
3D Systems provides comprehensive 3D products and services, including 3D printers, print materials, on-demand manufacturing services and digital design tools. Its ecosystem supports advanced applications from the product design shop to the factory floor to the operating room. 3D Systems' precision healthcare capabilities include simulation, Virtual Surgical Planning, and printing of medical and dental devices as well as patient-specific surgical instruments. As the originator of 3D printing and a shaper of future 3D solutions, 3D Systems has spent its 30 year history enabling professionals and companies to optimize their designs, transform their workflows, bring innovative products to market and drive new business models.

More information on the company is available at www.3dsystems.com.

Tables Follow

3D Systems Corporation
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
Quarter and Six Months Ended June 30, 2017 and 2016

	Quarter Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2017	2016	2017	2016
Revenue:
Products	$94,421	$94,899	$189,151	$185,863
Services	65,046	63,212	126,747	124,803
Total revenue	159,467	158,111	315,898	310,666
Cost of sales:
Products	46,554	46,200	91,302	90,361
Services	32,240	31,500	63,737	62,381
Total cost of sales	78,794	77,700	155,039	152,742
Gross profit	80,673	80,411	160,859	157,924
Operating expenses:
Selling, general and administrative	63,088	63,228	129,493	137,195
Research and development	24,449	20,900	47,301	41,205
Total operating expenses	87,537	84,128	176,794	178,400
Loss from operations	(6,864)	(3,717)	(15,935)	(20,476)
Interest and other income, net	933	208	1,134	334
Loss before income taxes	(5,931)	(3,509)	(14,801)	(20,142)
Provision for income taxes	2,067	1,700	3,108	2,879
Net loss	(7,998)	(5,209)	(17,909)	(23,021)
Less: net income (loss) attributable to noncontrolling interests	418	(561)	478	(585)
Net loss attributable to 3D Systems Corporation	$(8,416)	$(4,648)	$(18,387)	$(22,436)

Net loss per share available to 3D Systems Corporation common stockholders — basic and diluted	$(0.08)	$(0.04)	$(0.17)	$(0.20)

Other comprehensive income (loss):
Pension adjustments, net of taxes	$(101)	$67	$(81)	$36
Foreign currency translation gain (loss)	12,489	(6,654)	20,881	1,285
Total other comprehensive income (loss)	12,388	(6,587)	20,800	1,321
Less foreign currency translation gain attributable to noncontrolling interests	74	(43)	135	46
Other comprehensive income attributable to 3D Systems Corporation	12,314	(6,544)	20,665	1,275

Comprehensive income (loss)	4,390	(11,796)	2,891	(21,700)
Less comprehensive income (loss) attributable to noncontrolling interests	492	(604)	613	(539)
Comprehensive income (loss) attributable to 3D Systems Corporation	$3,898	$(11,192)	$2,278	$(21,161)

3D Systems Corporation
Unaudited Condensed Consolidated Balance Sheets
June 30, 2017 and December 2016

	June 30,	December 31,
(in thousands, except par value)	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$153,991	$184,947
Accounts receivable, net of reserves — $11,036 (2017) and $12,920 (2016)	126,287	127,114
Inventories	110,816	103,331
Prepaid expenses and other current assets	20,748	17,558
Total current assets	411,842	432,950
Property and equipment, net	87,316	79,978
Intangible assets, net	115,011	121,501
Goodwill	225,104	181,230
Long term deferred income tax asset	7,983	8,123
Other assets, net	27,989	25,371
Total assets	$875,245	$849,153
LIABILITIES AND EQUITY
Current liabilities:
Current portion of capitalized lease obligations	$613	$572
Accounts payable	46,448	40,514
Accrued and other liabilities	45,812	49,968
Customer deposits	5,139	5,857
Deferred revenue	42,404	33,494
Total current liabilities	140,416	130,405
Long term portion of capitalized lease obligations	7,360	7,587
Long term deferred income tax liability	17,250	17,601
Other liabilities	56,068	57,988
Total liabilities	221,094	213,581
Redeemable noncontrolling interests	8,872	8,872
Commitments and contingencies
Stockholders' equity:
Common stock, $0.001 par value, authorized 220,000 shares; issued 115,583 (2017) and 115,113 (2016)	115	115
Additional paid-in capital	1,314,880	1,307,428
Treasury stock, at cost — 1,702 shares (2017) and 1,498 shares (2016)	(4,628)	(2,658)
Accumulated deficit	(629,968)	(621,787)
Accumulated other comprehensive loss	(32,560)	(53,225)
Total 3D Systems Corporation stockholders' equity	647,839	629,873
Noncontrolling interests	(2,560)	(3,173)
Total stockholders' equity	645,279	626,700
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$875,245	$849,153

3D Systems Corporation
Unaudited Condensed Consolidated Statements of Cash Flows
Six Months Ended June 30, 2017 and 2016

	Six Months Ended June 30,
(In thousands)	2017	2016
Cash flows from operating activities:
Net loss	$(17,909)	$(23,021)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	30,575	30,435
Stock-based compensation	14,450	18,893
Provision for bad debts	166	2,677
Benefit of deferred income taxes	(1,580)	(2,201)
Changes in operating accounts, net of acquisitions:
Accounts receivable	5,549	30,375
Inventories	(9,766)	(16,153)
Prepaid expenses and other current assets	(2,532)	(2,463)
Accounts payable	4,343	(4,526)
Accrued and other current liabilities	(6,727)	(4,328)
Deferred revenue	8,032	8,198
All other operating activities	(6,209)	(6,846)
Net cash provided by operating activities	18,392	31,040
Cash flows from investing activities:
Cash paid for acquisitions, net of cash assumed	(34,291)	-
Purchases of property and equipment	(11,243)	(7,597)
Additions to license and patent costs	(571)	(790)
Other investing activities	(1,650)	(1,000)
Proceeds from disposition of property and equipment	271	-
Net cash used in investing activities	(47,484)	(9,387)
Cash flows from financing activities:
Payments on earnout consideration	(3,206)	-
Repurchase of stock, net, and employer paid tax on employee awards	(1,970)	(1,307)
Repayment of capital lease obligations	(290)	(524)
Net cash used in financing activities	(5,466)	(1,831)
Effect of exchange rate changes on cash and cash equivalents	3,602	783
Net (decrease) increase in cash and cash equivalents	(30,956)	20,605
Cash and cash equivalents at the beginning of the period	184,947	155,643
Cash and cash equivalents at the end of the period	$153,991	$176,248

Cash interest payments	$400	$211
Cash income tax payments, net	$3,367	$5,933
Transfer of equipment from inventory to property and equipment, net (a)	$7,689	$7,529
Transfer of equipment to inventory from property and equipment, net (b)	$907	$2,075
Stock issued for acquisitions	$3,208	$—

3D Systems Corporation
Schedule 1
Earnings (Loss) Per Share
Quarter and Six Months Ended June 30, 2017 and 2016

	Quarter Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2017	2016	2017	2016
Numerator for basic and diluted net loss per share:
Net loss attributable to 3D Systems Corporation	$(8,416)	$(4,684)	$(18,387)	$(22,436)

Denominator for basic and diluted net loss per share:
Weighted average shares	111,398	111,166	111,350	111,288

Net loss per share, basic and diluted	$(0.08)	$(0.04)	$(0.17)	$(0.20)

3D Systems Corporation
Schedule 2
Unaudited Reconciliations of GAAP to Non-GAAP Measures
Quarter and Six Months Ended June 30, 2017 and 2016

($ in millions, except per share amounts)	Quarter Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
GAAP Net loss attributable to 3D Systems Corporation	$(8.4)	$(4.6)	$(18.4)	$(22.4)
Adjustments:
Amortization, stock-based compensation & other[1]	16.3	16.1	32.3	36.6
Legal and acquisiton-related[2]	0.7	1.8	1.7	2.7
Portfolio restructuring[3]	-	-	-	-
Tax effect of adjustments[3]	-	-	-	1.5
Non-GAAP net income attributable to 3D Systems Corporation	$8.6	$13.2	$15.6	$18.4
Non-GAAP net income per share available to 3D Systems common stock holders - basic and diluted[4]	$0.08	$0.12	$0.14	$0.17

[1] For the quarter ended June 30, 2017, the adjustment included $0.1 in COGS and $16.2 in SG&A. For the quarter ended June 30, 2016, the adjustment included $0.1 in COGS and $16.0 SG&A.  For the six months ended June 30, 2017, the adjustment included $0.2 in COGS and $32.1 in SG&A. For the six months ended June 30, 2016, the adjustment included $0.2 in COGS and $36.4 in SG&A.

[2] For the quarter ended June 30, 2017, the adjustment included $0.5 in SG&A and $0.2 in interest and other income, net. For the quarter ended June 30, 2016 the adjustment included included $1.8 in SG&A.  For the six months ended June 30, 2017, the adjustment included $1.5 in SG&A and $0.2 in interest and other income, net. For the six months ended June 30, 2016 the adjustment included $2.7 in SG&A.

[3]Tax effect for the quarter ended March 31, 2016 was calculated quarterly based on the Company's overall tax rate. Tax effect for the quarters ended after March 31, 2016 were calculated based on the Company's quarterly U.S. tax rate of 0%, which is due to valuation allowances in connection with GAAP net losses.

[4] Denominator based on diluted shares used in the GAAP EPS calculation.

3D Systems Corporation
Schedule 3
Unaudited Reconciliations of GAAP to Non-GAAP Measures
Expected Full Year Ended December 31, 2017

Full Year Ended December 31, 2017
GAAP Earnings per Share	$(0.14)
Estimated adjustments to arrive at non-GAAP Earnings per Share:
Amortization	0.30
Stock Based Compensation	0.25
Acquisition, severance and settlements	0.05
Total Adjustments	$0.60
Non-GAAP Earnings per Share	$0.46

 - Tax effect is calculated based on the Company's quarterly U.S. tax rate. As a result of the valuation allowance previously recorded in connection with GAAP net losses, tax effect is expected to be 0% in 2017.

CONTACT: Investor Contact: Stacey Witten, Email: investor.relations@3dsystems.com; Media Contact: Diane Parrish, Email: press@3dsystems.com